Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIEDMAN INDUSTRIES PROVIDES FOURTH QUARTER EARNINGS GUIDANCE AND ANNOUNCES NEW SINTON FACILITY

LONGVIEW, Texas, May 25, 2021 (GLOBE NEWSWIRE) – Friedman Industries, Incorporated (NYSE – American: trading symbol FRD), a manufacturer and processor of steel products, today announced guidance for its fiscal fourth quarter ending March 31, 2021, and announced plans for a new facility in Sinton, Texas to support future growth.

EARNINGS GUIDANCE

Friedman Industries announced guidance for its fourth quarter ending March 31, 2021, and expects to issue audited results in late June. The Company expects fourth quarter net earnings to be in the range of $9.5 million to $10.5 million, making it the most profitable quarter in Company history. The estimated net earnings translate to estimated diluted earnings per share in the range of $1.37 to $1.52. Comparatively, diluted earnings per share for the third quarter ending December 31, 2020 was $0.30.

“Rapidly increasing steel prices and our strategic decisions to implement risk management practices and expand our supply chain options ahead of a tightening of global supply are the primary factors driving the significant increase in expected fourth quarter results compared to those of the prior quarter,” said Michael J. Taylor, President and Chief Executive Officer.

“As we enter our 2022 fiscal year, we expect further improvement in operating results for the first quarter ending June 30, 2021 compared to the fourth quarter, due primarily to further escalation of steel prices, which has created a strong margin environment,” Taylor continued.

Estimates for the quarter ended March 31, 2021 are unaudited and subject to adjustment pending the completion of the Company’s financial statement audit. Statements about the quarter ending June 30, 2021 are based on expectations given current market conditions, which are subject to change.

NEW FACILITY PLANNED FOR SINTON, TEXAS UPGRADES PRODUCT PORTFOLIO AND ENABLES COMPANY TO SERVE BROADER CUSTOMER BASE

The Company is excited to announce plans for a new facility in Sinton, Texas, which is expected to be well positioned to capture additional demand growth with an expanded portfolio and geographic advantages. Steel Dynamics, Inc. (“SDI”) has invited Friedman Industries to locate the new facility on the campus of its new flat roll steel mill currently under construction in Sinton, Texas. SDI’s Sinton mill will be the most advanced electric arc furnace mini mill in the world and will have an estimated annual capacity of 3 million tons with capabilities of producing flat roll up to 1” thick and 84” wide at 100,000 psi yield.

Friedman Industries’ Sinton location will consist of an approximately 70,000 square foot building located on approximately 25 acres leased from SDI under a 99-year agreement. The Company has selected Red Bud Industries to build one of the world’s largest stretcher leveler cut-to-length lines, capable of handling material up to 1” thick, widths up to 96” and yields exceeding 100,000 psi.

“This facility will expand the size range and grades of materials we can deliver to our coil segment customers, while extending our competitive footprint to better serve customers in the Southwest United States and Mexico,” commented Taylor. “The strategic co-location with SDI will enable us to capture freight efficiencies that will enhance our competitiveness and reduce our environmental footprint. We believe this modest strategic investment will create significant long-term value for our shareholders, enabling Friedman to both better serve existing customers and capture new opportunities in a region that is seeing significant long-term business investment. We would like to thank the SDI team for this opportunity and look forward to the potential this investment creates for Friedman Industries and its shareholders.”

The Company expects the location to commence operations in April 2022, and estimates the total cost of the project to be $21 million. On May 19, 2021, Friedman Industries signed a credit agreement and related documents with JPMorgan Chase Bank N.A. for a $40 million 5-year asset-based revolving line of credit facility (“ABL Facility”). The Company expects to fund the Sinton capital expenditure through a combination of cash generated from operations and funds drawn under the ABL Facility. More information about the ABL Facility can be found in the Company’s Form 8-K filed with the SEC on May 25, 2021.

Friedman Industries also has coil product locations in Hickman, Arkansas and Decatur, Alabama.

STARTUP OF NEW DECATUR, ALABAMA EQUIPMENT

In March, the Company’s new stretcher leveler cut to length line was commissioned at its Decatur, Alabama coil processing plant. After a period of equipment tuning and operator training, the Company has expanded its commercial efforts during May 2021.

Taylor commented: “We are incredibly pleased with the response we are seeing and the potential we anticipate from this new equipment that positions us well in a favorable demand environment.”

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated, headquartered in Longview, Texas, is a manufacturer and processor of steel products with current operating plants in Hickman, Arkansas; Decatur, Alabama and Lone Star, Texas. The Company has two reportable segments: coil products and tubular products. The coil product segment consists of the operations in Hickman and Decatur. The Hickman facility operates a coil-to-coil temper mill and a corrective leveling cut to length line. The Decatur facility operates a stretcher leveler cut to length line. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe and distributes pipe.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity, product quality and estimates and projections of future activity, estimates of time to completion and costs of our Sinton facility and trends in the oil and natural gas industry.  These forward-looking statements may include, but are not limited to, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, the continuing impact of the COVID-19 pandemic, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, including the installation of our new stretcher leveler line and the construction of our new facility, including, timing and costs and demand for the products it will produce, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, the continuing shifting of governmental policy relating to PPP loans and forgiveness of such loans, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.

3